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                         Metropolitan Series Fund, Inc.

            SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

2008 QUARTER 3

Name of Portfolio: BlackRock Aggressive Growth Portfolio

Issuer: MSCI Inc.

Broker: Morgan Stanley & Co. Inc.

Underwriter(s): Morgan Stanley & Co. Incorporated; UBS Securities LLC; Banc of
                America Securities LLC; William Blair & Company, L.L.C.; Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; E*Trade Securities LLC; CastleOak Securities, L.P.; Samuel A. Ramirez & Co., Inc.; Muriel Siebert & Co., Inc.; The Williams Capital Group, L.P.

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 07/15/08

Date of Offering: 07/15/08

Amount of Purchase: Fund 331,100 shares     Sub-Adviser 500,000 shares

Amount of Offering: 23,000,000 shares

Purchase Price:  $32.00

Offering price at end of first day on which any sales were made: $32.00

Commission or Spread: $1.20 / share

Name of Portfolio: BlackRock Strategic Value Portfolio

Issuer: Waste Connections, Inc.

Broker: J.P. Morgan Securities Inc.

Underwriter(s): J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner &
                Smith Incorporated; Banc of America Securities LLC; Credit Suisse Securities (USA) LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; First Analysis Securities Corporation; Friedman, Billings, Ramsey & Co., Inc.; Morgan Stanley & Co. Incorporated; Raymond James & Associates, Inc.

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 09/24/08

Date of Offering: 09/24/08

Amount of Purchase: Fund 81,000 shares      Sub-Adviser 425,000 shares

Amount of Offering: 11,000,000 shares

Purchase Price: $32.50

Offering price at end of first day on which any sales were made: $32.50

Commission or Spread: $1.30 / share

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[X]  The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

[X] The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

[X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

[X] In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

[X] The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.

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2008 QUARTER 4

Name of Portfolio: BlackRock Bond Income Portfolio

Issuer: Verizon Communications, Inc.

Broker: Citigroup Global Markets Inc.

Underwriter(s): Citigroup Global Markets Inc.; Morgan Stanley & Co.
                Incorporated; UBS Securities LLC; Banc of America Securities LLC; Credit Suisse Securities (USA) LLC; Greenwich Capital Markets, Inc.; Barclays Capital Inc.; Mitsubishi UFJ Securities International plc; Scotia Capital (USA) Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; RBC Capital Markets Corporation, Wachovia Capital Markets, LLC

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 10/30/08

Date of Offering: 10/30/08

Amount of Purchase: Fund $8,150,000         Sub-Adviser $450,000,000

Amount of Offering: $2,000,000,000

Purchase Price: $99.438

Offering price at end of first day on which any sales were made: $99.438

Commission or Spread: 0.450%

Name of Portfolio: BlackRock Diversified Portfolio

Issuer: Verizon Communications, Inc.

Broker: Citigroup Global Markets Inc.

Underwriter(s): Citigroup Global Markets Inc.; Morgan Stanley & Co.
                Incorporated; UBS Securities LLC; Banc of America Securities LLC; Credit Suisse Securities (USA) LLC; Greenwich Capital Markets, Inc.; Barclays Capital Inc.; Mitsubishi UFJ Securities International plc; Scotia Capital (USA) Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; RBC Capital Markets Corporation, Wachovia Capital Markets, LLC

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 10/30/08

Date of Offering: 10/30/08

Amount of Purchase: Fund $3,400,000         Sub-Adviser $450,000,000

Amount of Offering: $2,000,000,000

Purchase Price: $99.438

Offering price at end of first day on which any sales were made: $99.438

Commission or Spread: 0.450%

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Name of Portfolio: BlackRock Legacy Large Cap Growth Portfolio

Issuer: Wells Fargo & Company

Broker: J.P. Morgan Securities Inc.

Underwriter(s): J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Morgan
                Stanley & Co. Incorporated; UBS Securities LLC; Wachovia Capital Markets, LLC; Barclays Capital Inc.; Credit Suisse Securities
                (USA) LLC; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Simth Incorporated; Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC; RBC Capital Markets Corporation; Raymond James & Associates, Inc.; Robert W. Baird & Co. Incorporated; Wells Fargo Securities, LLC; Blaylock Robert Van, LLC; CastleOak Securities, L.P.; Gardner Rich, LLC; Samuel A. Ramirez & Company, Inc.; Utendahl Capital Group, LLC; The Williams Capital Group, L.P.

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 11/06/08

Date of Offering: 11/06/08

Amount of Purchase: Fund 104,800 shares     Sub-Adviser 3,235,700 shares

Amount of Offering: 407,500,000 shares

Purchase Price: $27.00

Offering price at end of first day on which any sales were made: $27.00

Commission or Spread: $0.675 / share

Name of Portfolio: BlackRock Legacy Large Cap Growth Portfolio

Issuer: Ecolab Inc.

Broker: Goldman, Sachs & Co.

Underwriter(s): Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.;
                Merrill Lynch, Pierce, Fenner & Simth Incorporated; Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.

Affiliated Underwriter in the Syndicate: Merrill Lynch

Date of Purchase: 11/12/08

Date of Offering: 11/12/08

Amount of Purchase: Fund 46,400 shares      Sub-Adviser 100,000 shares

Amount of Offering: 55,769,504 shares

Purchase Price: $30.50

Offering price at end of first day on which any sales were made: $30.50

Commission or Spread: $0.53375 / share

[X] The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

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[X]  The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

[X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

[X] In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

[X] The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.